Exhibit 10.2

 Stock Unit Award Agreement

 Sun Healthcare Group, Inc.
2004 Equity Incentive Plan

          THIS STOCK UNIT AWARD AGREEMENT (this "Award Agreement") by and between SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Corporation"), and the grantee listed below (the "Grantee") evidences the stock unit award (the "Award") granted by the Corporation to the Grantee as to the number of stock units first set forth below.

Number of Stock Units:  [_________]

Award Date:                  May 31, 2006

Performance Target:	Your stock units are subject to a performance requirement, which is the attainment of an EBITDA target of $45.2 million for the calendar year 2006. The stock units will become eligible to vest based on Sun exceeding, meeting or falling short of the EBITDA target as outlined below:

% of Target Attained	% of Individual Awards Eligible to Vest

Less than 90%	0 - units terminate
90%	37.5%
100%	75.0%
120% or more	100.0%

If our actual EBITDA is between 90% and 100% of the target or between 100% and 120%, the percentage of your stock units that will be eligible to vest will be determined on a linear basis.  For example, if our actual EBITDA was 110% of the target, then 87.5% of your stock units would be eligible to vest.  Any of your stock units that do not become eligible to vest based on this performance requirement will automatically terminate as of December 31, 2006.

For purposes of your options, "EBITDA" means our actual earnings before interest, taxes, depreciation and amortization as determined on a consolidated basis in accordance with generally accepted accounting principles as applied in our financial reporting.  The Compensation Committee has discretion to adjust these performance measures to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or a complete or partial liquidation of the company, (2) any change in our accounting policies or practices, (3) the effects of any special charges to our earnings, or (4) any other similar special circumstances.

Vesting:

Your stock units that are eligible to become vested pursuant to the performance requirement described above will vest as follows: (1) 25% of such stock units will vest on June 30, 2007 and an additional 25% of such stock units will vest on each of May 31, 2008, May 31, 2009 and May 31, 2010 if you are employed by the Company or a Parent or Subsidiary on the applicable vesting date; and (2)  Such stock units will vest in full upon the date of a Change in Control if you are employed by the Company or a Parent or Subsidiary on that date.  Your stock units will be paid if and only to the extent that they become eligible to vest pursuant to the performance requirement described above and actually vest pursuant to this paragraph.

The Award is granted under the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended (the "Plan"), and subject to the Terms and Conditions of Stock Unit Award (the "Terms") attached to this Award Agreement (incorporated herein by this reference) and to the Plan.  The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.

The parties agree to the terms of the Award set forth herein.  The Grantee acknowledges receipt of a copy of the Terms and the Plan.

"GRANTEE" _________________________________ Signature [_________] Print Name _________________________________ Address _________________________________ City, State, Zip Code	SUN HEALTHCARE GROUP, INC., a Delaware corporation __________________________________ By: Richard K. Matros Its: Chief Executive Officer

CONSENT OF SPOUSE

In consideration of the Corporation's execution of this Award Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________	______________________
Signature of Spouse	Date